Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 4 (File No. 333-143719) of our report dated June 8, 2007 relating to the Successor financial statements and financial statement schedule of SS&C Technologies Holdings, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
October 12, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 4 (File No. 333-143719) of our report dated March 31, 2006, except for the last three paragraphs of Note 2 as to which the date is June 8, 2007, relating to the Predecessor financial statements of SS&C Technologies, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Hartford, Connecticut
October 12, 2007